EXHIBIT 10.7

PROXY AGREEMENT

This Shareholders’ Voting Rights Proxy Agreement (the “Agreement”) is entered into as of May 15, 2010 among the following parties:

Party A:	Shoujin Business Consulting (Shenzhen) Limited
Party B: Party C: Party D:
The undersigned three shareholders of Shenzhen ShouGuan Investment Limited, a corporation incorporated under the laws of China (“Company B”).

The undersigned two shareholders of Yantai JinGuan Investment Limited, a corporation incorporated under the laws of China (“Company C”).

The undersigned sole shareholder of Penglai XinGuan Investment Limited, a corporation incorporated under the laws of China  (“Company D”)

RECITALS

A
Party A, a limited company incorporated in Shenzhen, China, has the expertise in the business consulting, including operational management, research and development of the mining technologies, research on the solution of technical problems in mining, and other related technical support and services.

B.
As of the date of the Agreement Party B are the 3 enrolled shareholders of Company B and each legally holds the equity interest in Company  B set forth Party B’s name below. The total shares held by Party B collectively represent 100% of total outstanding shares of Company B.

C.
As of the date of the Agreement Party C are the 2 enrolled shareholders of Company C and each legally holds the equity interest in Company C set forth Party C’s name below. The total shares held by Party C collectively represent 100% of total outstanding shares of Company C.

D. E. F.
As of the date of the Agreement Party D is the sole enrolled shareholder of Company D and it legally holds the equity interest in Company D set forth Party D’s name below.  The total shares held by Party D collectively represent 100% of total outstanding shares of Company D.

Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in Company B for the maximum period of time permitted by law in consideration of the issuance to Party B of shares and for other good and valuable consideration.

Party C desires to grant to the Board of Directors of Party A a proxy to vote all of Party C’s shares in Company C for the maximum period of time permitted by law in consideration of the issuance to Party C of shares and for other good and valuable consideration.

G.

Party D desires to grant to the Board of Directors of Party A a proxy to vote all of Party D’s shares in Company D for the maximum period of time permitted by law in consideration of the issuance to Party D of shares and for other good and valuable consideration.

NOW THEREFORE, the parties agree as follows:

1.
Party B, Party C and Party D hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by law, with all of Party B, Party C and Party D’s voting rights as a shareholder of Company B, Company C and Company D.  Party A shall exercise such rights in accordance with and within the limitations of the laws of the PRC and the Articles of Association of Company.

2.
Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B, Party C and Party D herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules

3.
All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Company B, Company C or Company D, Party B, Party C or Party D shall appoint the person designated by Party A with the voting rights held by Party B, Party C or Party D. Party B, Party C or Party D shall not transfer its equity interests of Company B, Company C or Company D to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B, Party C and Party D acknowledges that it will continue to perform this Agreement even if one or more than one of them no longer hold the equity interests of Company.

4.
This Agreement has been duly executed by the Parties, and, in the case of a Party which is not a natural person, has been duly authorized by all necessary corporate or other action by such Party and executed and delivered by such Party’s duly authorized representatives, as of the date first set forth above and shall be effective on the date of execution.

5.
Party B, Party C and Party D represents and warrants to Party A that Party B, Party C and Party D owns all of the shares of Company B, Company C and Company D respectively set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B, Party C and Party D has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company B, Company C and Company D respectively. Party B, Party C and Party D further represents and warrants that the execution and delivery of this Agreement by Party B, Party C and Party D will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B, Party C and Party D.

6.
This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B, Party C and/or Party D hereto, terminate this Agreement

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

9.	This Agreement has been executed in four (4) duplicate originals in English, each Party has received one (1) duplicate original, and all originals shall be equally valid.

10.
All Parties agree that in case of disputes arising from this Agreement, all Parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement 45 days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) Shenzhen Branch upon the initiation of either Party in accordance with the prevailing arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF each party hereto has caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:	Shoujin Business Consulting (Shenzhen) Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Ngai Wai Ping
Name: Ngai Wai Ping
Title: Director

PARTY B:	/s/ Feize Zhang
Mr. Feize Zhang : 70% owner of Shenzhen ShouGuan Investment Limited

/s/ Jingfeng Lv
Mr. Jingfeng Lv: 20% owner of Shenzhen ShouGuan Investment Limited

/s/ Jianxi Yang
Mr. Jianxi Yang: 10% owner of Shenzhen ShouGuan Investment Limited

PARTY C:	Shenzhen ShouGuan Investment Limited: 99% owner of Yantai JinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

/s/ Jianxi Yang
Jianxi Yang: 1% owner of Yantai JinGuan Investment Limited

PARTY D:	Yantai JinGuan Investment Limited: 100% owner of Penglai XinGuan Investment Limited Legal/Authorized Representative: (signed and sealed) /s/ Feize Zhang Name: Feize Zhang Title: Director